                VAN VISTA FACILITY
                        AND
              COLUMBIA HOUSE FACILITY
               VANCOUVER, WASHINGTON

        AGREEMENT TO PROVIDE ACCOUNTING AND
   ADMINISTRATIVE SERVICES TO AN ASSISTED LIVING
                     FACILITY

     This Agreement made as of October 1, 1997 by and between ACORN SERVICE CORPORATION, a Washington corporation (hereinafter referred to as "Administrator"), and VANCOUVER HOUSING, L.L.C., a
Washington limited liability company (hereinafter referred to as "Manager").

     WHEREAS, Manager is the Manager of properties located at 410 West l3th Street and 130 West 24th
Street, Vancouver, Washington which properties include assisted living facilities (the
"Facilities"), pursuant to the terms of that certain Management Agreement dated April 28,1997,
I 997 between the Vancouver Housing Authority and
Manager (the "Management Agreement");

     WHEREAS, Manager is interested in retaining
Administrator to assist it with certain
administrative and accounting functions (the
"Administrative Responsibilities");

     WHEREAS, Administrator is experienced and qualified in the field of health care management and is qualified to provide Manager with assistance with the Administrative
Responsibilities; and

     WHEREAS, Manager and Administrator are
interested in documenting the terms and conditions under which said assistance will be provided.

     NOW THEREFORE, in consideration of the
foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:

     I.  RESPONSIBILITIES OF ADMINISTRATOR:
Manager hereby engages Administrator and
Administrator hereby accepts such engagement and agrees to assist Manager with respect to the performance by Manager of the Administrative
Responsibilities. By entering into this Agreement, Manager does not delegate to Administrator any powers, duties or responsibilities which it is prohibited by law from delegating. Manager also retains such other authority as shall not have been expressly delegated to Administrator pursuant to this Agreement. Subject to the foregoing, Administrator shall provide the following services:

          A. CHARGES: Administrator shall assist
Manager in establishing the schedules of recommended charges, including any and all special charges for services rendered to the residents at the Facilities.

          B. ACCOUNTING: Administrator shall
provide administrative and accounting support to the Facilities. All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Administrator, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. If Manager so elects by notice to Administrator, Administrator shall prepare or cause to be prepared all tax returns required in connection with the operation of the Facilities, including payroll tax returns (but excluding Manager's income tax returns, which Administrator shall prepare only if Manager and Administrator agree upon separate compensation to be paid to Administrator for preparing such income tax returns) and, at Manager's sole cost and expense, Administrator shall cause all local, state and federal taxes to be timely paid
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or contested, as appropriate.

          C. REPORTS: Within thirty (30) days
after the end of each calendar month,
Administrator shall provide Manager with an unaudited balance sheet of the Facilities, dated the last day of such month, and an unaudited statement of income and expenses for such month relating to the operation of the Facilities.
Within ninety (90) days after the end of the fiscal year of the Facilities, Administrator shall provide Manager with unaudited financial statements including a balance sheet of the Facilities, dated the last day of said fiscal year, and a statement of income and expense for the year then ended relating to the operation of the Facilities.

          D. BANK ACCOUNTS: Administrator shall
open a new checking account in the name of the Facilities ("Facility Checking Account") and shall deposit in the Facility Checking Account all money received during the term of this Agreement in the course of the operation of the Facilities;
provided, however, that during the term hereof, withdrawals and payments from the Facility
Checking Account shall be made only on checks signed by a person or persons authorized by Administrator. Manager shall be given notice as to the identity of said authorized signatories. All facility expenses incurred in the operation of the Facilities shall be paid by check drawn on the Facility Checking Account. Withdrawals from the
Facility Checking Account shall be made to pay facility expenses in such order of priority as Administrator deems appropriate to the operation of the Facility. In the event the revenues generated by the Facility ate at any time insufficient to pay all of the facility expenses, Manager shall, within five (5) days of Manager's receipt of a written demand by Administrator, deposit in the Facility Checking Account sufficient funds to satisfy the then working capital needs of the Facilities.

           E. PERSONNEL:
                1. All employees shall remain the
employees of Manager. Administrator shall administer payroll, including payroll tax reporting, and Manager shall fund payroll twice monthly, in accordance with all applicable federal and state laws and regulations. Manager shall promptly reimburse Administrator for all amounts expended by Administrator in connection therewith.

               2. Manager shall hire, train,
promote, direct, discipline, suspend and discharge personnel at the Facilities; establish salary levels and personnel policies; and establish employee performance standards, all as needed during the term of this Agreement to ensure the ef3Ccient operation of all departments within and services offered by the Facilities. Manager shall, as a matter which shall survive any termination of this Agreement, indemnify, defend and hold harmless Administrator from and against any and all costs, expenses, liabilities, suits or other causes of action arising from or relating to the employment of employees at the Facilities.

          F. INSURANCE: During the term hereof,
Manager, at its sole cost and expense, shall arrange for and maintain:

               1. All necessary and proper hazard
insurance covering the Facilities, the furniture, fixtures, and equipment situated thereon,

               2. All employee health and worker's
compensation insurance for so long as it is the employer of the employees of the Facilities under the terms hereof, which insurance shall be administered by Manager, and



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               3. All necessary and proper
malpractice and public liability insurance for the protection of itself, its officers, agents and employees. Any insurance provided pursuant to this paragraph shall comply with the requirements of the Management Agreement.

     III. PROPRIETARY INTEREST: The systems,
methods, procedures and controls employed by Administrator and any written materials or brochures developed by Administrator to document the same are to remain the properly of Administrator and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Manager, except as authorized by Administrator.

     IV. TERM: The Term of this Agreement shall commence as of October l,1997 (the "Commencement
Date") and shall terminate September 30, 2001 unless earlier terminated as provided herein. This
Agreement may be terminated on thirty (30) days prior written notice, with or without cause, by either Manager or Administrator, by giving notice of termination to the other party hereto not less than thirty (30) days prior to the effective date specified in such notice of termination.

     V. DEFAULT: Either party may terminate this Agreement, as specified in this Section V, in the event of a default ("Event of Default") by the other party.

          A. With respect to Administrator, it
          shall be an "Event of Default"
          hereunder:

               1. If Administrator shall fail to
keep, observe or perform any material agreement, term or provision of this Agreement, and such default shall continue for a period of thirty (30) days after notice thereof shall have been given to Administrator by Manager, which notice shall specify the event or events constituting the default; or

               2. If Administrator shall apply for
or consent to the appointment of a receiver, trustee or liquidator of Administrator of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating
Administrator, a bankrupt or insolvent or approving a petition seeking reorganization of Administrator, or appointing a receiver, trustee or liquidator of Administrator, of all or a substantial part of its assets.

          B. With respect to Manager, it shall be
          an Event of Default hereunder:

               I. If Manager shall fail to make or
cause to be made any payment to Administrator required to be made hereunder (other than its working capital obligation), and such failure shall continue for a period of thirty (30) days;

               2. If Manager shall fail to keep,
observe or perform any material agreement, term or provision of this Agreement and such default shall continue for a period of thirty (30) days after notice, which notice shall specify an event or events constituting the default thereof by Administrator to Manager; provided, however, that in the case of Manager's failure to provide necessary working capital upon demand by

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Administrator, it shall be deemed to be an Event
of Default hereunder if the same is not paid within ten (10) days of Administrator's initial demand therefor without any further notice from Administrator being required;

               3. If Manager shall fail to make
payments, or keep any covenants, owing to any third party which are beyond the control of Administrator to make or keep, and which would cause Manager to lose possession of the Facilities or any personal property which would be required to operate the Facilities in the normal course; or

               4. If Manager shall be dissolved or
shall apply for or consent to the appointment of a receiver, trustee or liquidator of Manager or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit or creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating
Manager a bankrupt or insolvent or approving a petition seeking reorganization of Manager or appointing a receiver, trustee or liquidator of Manager of all or a substantial part of its assets.

     VI. REMEDIES UPON DEFAULT:

          A. If any Event of Default by Manager
shall occur, Administrator may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligations whatsoever under this Agreement, but Administrator shall immediately be entitled to receive payment of all amounts theretofore unpaid but earned to the date of termination.

          B. If any Event of Default by
Administrator shall occur, Manager may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligation whatsoever under this Agreement; provided, however, that Administrator shall immediately be entitled to receive payment of all amounts theretofore unpaid but earned to date of termination, subject to Manager's right to receive payment of damages from Administrator.

     VII. MANAGER'S INSPECTION: During the term hereof, Manager shall have the right, upon request and at reasonable times, to inspect and/or audit all books and records pertaining to the operation of the Facilities prepared or maintained by Administrator.

     VIII. ADMINISTRATIVE SERVICES FEE: Throughout the term of this Agreement, Administrator shall receive a monthly fee equal to $3,000.00 per month for the first 12 months, and $4,000.00 per month thereafter.

           A. PRORATION OF FEE. If the services of
Administrator commence or terminate (for any reason, including those set forth in Paragraph V) other than on the first day of the month, the fee shall be prorated in proportion to the number of days for which services are actually rendered.



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           B. PAYMENT OF FEE. The Management fee
provided for herein shall be payable to
Administrator on the first day of each month, with the first such payment due on the Commencement
Date.


      IX. ASSIGNMENT: This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.


      X. NOTICES: All notices required or
permitted hereunder shall be given in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing.

     To Administrator:                 Acorn
                    Service Corporation
                        3131 Elliott Avenue, Suite
                    500
                        Seattle, Washington 98121
                        Telephone No.: (206) 298-
                    2909
                        Facsimile No.: (206) 301-
                    4500
                        Attn: Jeff Mikus

     To Manager:    Vancouver Housing, L.L.C.
                        3131 Elliott Avenue
                        Seattle, Washington 98121
                        Telephone No.: (206) 298-
                    1201
                        Facsimile No.: (206) 301-
                    4545
                        Attn: Keith James

     XI. RELATIONSHIP OF THE PARTIES: The
relationship of the parties shall be that of Manager and Independent Contractor and all acts performed by Administrator during the term hereof as Administrator of the Facilities shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Manager, its successors and assigns on the one hand, and Administrator, its successors and assigns on the other hand.

     XII. INDEMNIFICATION: Administrator shall indemnify, defend, and hold harmless Manager from and against any loss incurred by or damage to Manager where such loss or damage results from the negligent acts or omissions or the willful misconduct of Administrator in performing
Administrator's obligations under this Agreement.
Manager shall indemnify, defend and hold harmless
Administrator from and against any loss incurred by or damage to Administrator where such loss or damage results from the negligent act or omissions or the willful misconduct of Manager in performing
Manager's obligations under the Agreement.

     XIII. ENTIRE AGREEMENT: This Agreement
contains the entire agreement between the parties and shall be binding upon and inure to the benefit of their successors and assigns, and shall be construed in accordance with the laws of the State of Washington. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

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     XIV. CAPTIONS: The captions used herein are
for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     XV. ATTORNEY'S FEES: In the event either party brings an action to enforce this Agreement, the prevailing party in such action shall be entitled to recover from the other all costs incurred in connection therewith, including reasonable attorney's fees.

     XVI. SEVERABILITY: In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     XVII. CUMULATIVE; NO WAIVER: A right or
remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

     XVIII. AUTHORIZATION FOR AGREEMENT: The
execution and performance of this Agreement by Manager and Administrator have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of Manager and Administrator in accordance with its terms.

     XIX. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

             [SIGNATURE PAGE FOLLOWS.]



















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     IN WITNESS WHEREOF, the parties have hereto
caused this Agreement to be duly executed, as of the day and year first above written.

               VANCOUVER HOUSING, L.L.C.
               a Washington limited liability company


               By:  /s/ Daniel R. Baty
                      ----------------------------
               Its:  Manager



               ACORN SERVICE CORPORATION
               a Washington corporation


               By:  /s/ Michelle a. Bickford
                      ----------------------------
               Its:  V.P. - New Business Development

































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